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                                                                      Exhibit 16

DELOITTE & TOUCHE LETTERHEAD

January 24, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5/th/ Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Form 8-K of MTC Technologies, Inc. dated January 24, 2003 and have the following comments:

     1. We agree with the statements made in Item 4(a), 4(b), 4(c), 4(d), 4(e), and 4(g).

     2. We have no basis on which to agree or disagree with the statements made in Item 4(f).

Yours truly,

/s/ DELOITTE & TOUCHE LLP

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